SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2002

NTELOS Inc.
(Exact Name of Registrant as Specified in Charter)

Virginia	0-16751	54-1443350
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1990
Waynesboro, Virginia 22980
(Address of principal executive offices)

(540) 946-3500
(Registrant’s telephone number, including area code)

Item 5.         Other Events.

On November 6, 2002, NTELOS Inc. (the “Company”) issued its third quarter earnings press release in which the Company also announced that it engaged UBS Warburg as its financial advisor to analyze its business plan for 2003 and beyond and to address its capital structure. The Company also entered into a Modification, dated November 8, 2002, to the Amended and Restated Shareholders Agreement, dated October 23, 2000 (the “Modification”).

Attached are the Company’s press release and the Modification.

Item 7.         Financial Statements, Pro Forma Financial Information and Exhibits

(c)         Exhibits

The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit Number	Description
4.1
Modification, dated November 8, 2002, to the Amended and Restated Shareholders Agreement, dated October 23, 2000, between NTELOS Inc. and Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson, Anderson & Stowe IX, L.P., and other persons listed on the signature page.

99.1	Press release dated November 6, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTELOS INC. (Registrant)

By:	/s/ MICHAEL B. MONEYMAKER
Michael B. Moneymaker Senior Vice President and Chief Financial Officer, Treasurer and Secretary

Date: November 8, 2002